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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the references to our firm under the caption "Experts" and to the use of our report dated October 19, 2001, incorporated by reference in this Registration Statement of Photon Dynamics, Inc. for the registration of 500,000 shares of its common stock.


                                           /s/ ERNST & YOUNG, LLP


San Jose, California
January 29, 2002